Exhibit 10.5
PARK STERLING BANK
2006 STOCK OPTION PLAN FOR DIRECTORS
1. Purpose.
     The general purpose of this 2006 Stock Option Plan for Directors (this “Plan”) is to provide for a grant of stock options (“Options”) to incorporating directors and to non-employee directors of Park Sterling Bank (the “Bank”) to purchase shares of common stock of the Bank (“Common Stock”).
2. Effective Date.
     The effective date (the “Effective Date”) of this Plan shall be the later to occur of the following: (i) the adoption of this Plan by the Board of Directors of the Bank; (ii) the approval of this Plan by the affirmative vote of two-thirds (2/3) of the outstanding shares of voting stock of the Bank; and (iii) the approval of this Plan by the Commissioner of Banks of the State of North Carolina (the “Commissioner”).
3. Administration.
     This Plan shall be administered by the Bank’s Board of Directors (the “Board”) or by a committee of the Board (the “Committee”) designated by the Board (in such capacity, the Board or the Committee is referred to as the “Plan Administrator”). This Plan shall be interpreted, applied and administered so that the Options do not constitute the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).
     The Plan Administrator shall have complete authority to: (i) interpret all terms and provisions of this Plan consistent with law; (ii) within the limits established herein, determine the number of shares to be subject to, the exercise price of, and the term of each Option granted to each of such directors; (iii) prescribe the form of instrument(s) evidencing Options granted under this Plan; (iv) determine the time or times at which Options shall be granted to directors; (v) provide, if appropriate, for the exercisability of Options granted to directors in installments or subject to specified conditions; (vi) determine the method of exercise of Options granted to directors under this Plan; (vii) adopt, amend, and rescind general and special rules and regulations for this Plan’s administration; and (viii) make all other determinations necessary or advisable for the administration of this Plan.
     Any action that the Board or the Committee, acting as Plan Administrator, is authorized to take may be taken without a meeting if all the members of the Board or Committee, as the case may be, sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Bank.
     The Plan Administrator may designate selected Board or Committee members or certain employees of the Bank to assist the Plan Administrator in the administration of this Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Plan Administrator.
     No member or the Board or Committee or employee of the Bank assisting the Plan Administrator pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.
4. Stock Subject to Plan.
     The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock. An aggregate of 450,000 of the shares of Common Stock are reserved for grants under this Plan. The number of shares that may be granted under this Plan may be adjusted to reflect any change in the capitalization of the Bank as contemplated by Section 8 of this Plan and occurring after the adoption of this Plan. The Plan Administrator will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.
5. Grant of Options.
     (a) Type 2 Options. On the Effective Date, the Bank shall grant and issue to the directors of the Bank set forth on Exhibit A attached hereto Options (“Type 2 Options”) to purchase 10,000 shares of Common Stock.. The Type 2 Options shall be exercisable in full immediately upon such Type 2 Options being granted. Each of the directors listed on Exhibit A served as an incorporator of the Bank and guaranteed $100,000 of the line of credit incurred to finance the organization of the Bank.
     (b) Type 1 Options. The Board may grant to any director of the Bank, upon such person’s election to the Board or otherwise, an Option (each, a “Type 1 Option”) to purchase shares of Common Stock in an amount to be determined by the Board; provided that no one person may receive Options to purchase forty percent (40%) or more of the shares authorized under this Plan. No director who is also an employee of the Bank may receive Type 1 Options to purchase any shares under this Plan. Type 1 Options shall not be exercisable immediately upon granting and, unless a longer vesting schedule is specifically determined by the Board at the time of grant and set forth in any memorandum or agreement evidencing the Type 1 Option, shall become exercisable and vest in increments of one-third (1/3) of the number of Options granted on each anniversary of the date of grant until the Type 1 Options are fully exercisable and vested (i.e., on the third anniversary of the date of grant). Upon the Effective Date, the Chairman of the Bank, shall be issued Type 1 Options to purchase 11,250 shares of Common Stock. No additional Type 1 Options may be awarded until the first anniversary of the Effective Date.
     (c) Reorganizations. Unless otherwise determined by the Plan Administrator, upon consummation of a merger, conversion or share exchange (a “Reorganization”) in which shares of Common Stock are converted into the right to receive cash or other assets, the securities of another entity or a combination of any of the foregoing (“Reorganization Consideration”), all outstanding Options, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent expressly assumed by the surviving or acquiring entity (or parent thereof) in which event such Options shall become exercisable into, on a per share basis, the amount of

Reorganization Consideration into which one share of Common Stock is converted in such Reorganization, subject to further adjustment pursuant to Section 8 hereof in the event of any subsequent recapitalization, reclassification, combination, stock dividend, stock split or other relative change with respect to the Reorganization Consideration.
     Unless otherwise determined by the Plan Administrator and subject to Section 8 hereof, upon consummation of a Reorganization in which shares of Common Stock are not converted into cash or other assets, the securities of another entity or a combination of any of the foregoing, all Awards shall remain outstanding in full force and effect on the same terms and conditions.
     (d) Change in Control. Notwithstanding any provision herein to the contrary, unless otherwise specifically determined by the Board at the time of grant and set forth in any memorandum of Option or agreement evidencing the Option, in the event of a “change in control,” all Options outstanding as of the date such change in control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.
     A “change in control” shall be deemed to occur upon the occurrence of any of the following events:
(i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Bank and such offer is consummated for the ownership of securities of the Bank representing 25% or more of the combined voting powers of the Bank’s then outstanding voting securities.
(ii) The adoption by the Bank’s stockholders of a plan of merger or consolidation providing for the merger or consolidation of the Bank with another corporation and, as a result of such merger or consolidation, less than a majority of the outstanding voting securities of the surviving or resulting corporation would then be owned in the aggregate by the former stockholders of the Bank.
(iii) The Bank transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Bank.
(iv) Any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Bank; provided, however, that a change in control shall not be deemed to occur as the result of the formation of a bank holding company in which the stockholders of the Bank would immediately after such transaction own the capital stock of the bank holding company in the same proportion as such stockholders owned the Common Stock immediately prior to such transaction.
(v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of the foregoing in a series of related transactions, the persons who were members of the Board of Directors of the Bank immediately before the transaction, cease to constitute at least a majority thereof.
     (e) Forfeiture of Upon Termination of Service. Unless otherwise specified in a resolution adopted by the Board prior to the cessation of an Option holder’s termination of service as a director, all Options that are not exercisable immediately after the holder ceases to serve as a director shall be thereby cancelled and forfeited. A director’s Type 2 Options that are exercisable upon such director’s cessation of service as a director shall continue to be exercisable for the remaining term thereof. Unless otherwise specified in a resolution adopted by the Board prior to the cessation of an Option holder’s termination of service as a director, a director’s Type 1 Options shall terminate in full (whether or not previously exercisable) three (3) months after the date the director ceases to serve as a director, unless the director shall:
(i)	die while a director of the Bank, in which case the director’s legatee(s) under his or her last will or the director’s personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year after the director’s death to the extent the director could have exercised the Option immediately prior to his or her death or in the amount purchasable under the Option immediately after the death of the director, whichever is greater;

(ii)	become permanently or totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code (or any successor provision) while a director of the Bank, in which case the director or his or her personal representative may exercise the previously unexercised portion of such Option at any time within one year after termination of his or her cessation of service as a director to the extent the director could have exercised the Option immediately prior to cessation of service;

(iii)	retire with the consent of the Bank after the director has reached his or her 55th birthday but prior to his or her 65th birthday and has at least 10 years of service as a director, in which case the director may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term to the extent the director could have exercised the Option immediately prior to such retirement;

(iv)	retire with the consent of the Bank after the director has reached his or her 65th birthday, in which case the director may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term to the extent the director could have exercised the Option immediately prior to such retirement; or

(v)	retire with the consent of the Bank in any circumstance not covered by the preceding clauses (iv) or (v), in which case the director may exercise the previously unexercised portion of such Option at any time within one year after the director’s retirement to the extent the director could have exercised the Option immediately prior to such retirement.
In no event may an Option be exercised after the expiration of its fixed term.
     (f) Forfeiture Following Regulatory Notice. In the event that the North Carolina Commissioner of Banks or the Bank’s primary federal regulator (which initially is the Federal Deposit Insurance Corporation) determines that the Bank’s capital is below the applicable minimum capital requirements and upon the direction by the Bank’s primary federal regulator that plan participants must exercise or forfeit their Options, the Bank shall promptly mail written notice of such event to holders of Options. Options that are not exercised within 10 days of the mailing of such notice shall be automatically cancelled and shall be of no further force or effect. The receipt of such notice shall not accelerate the vesting of any unvested Options.
6. Exercise Price.
     The exercise price per share of Options issued under this Plan shall be the fair market value of a share of Common Stock on the date of grant; provided, however, that such fair market value shall be no less than the par value of the Common Stock. If the Bank’s shares of Common Stock are:
a.	actively traded on any national securities exchange that reports their sales prices, fair market value shall be the average of the high and low sales prices per share on the date the Option is granted;

b.	otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for the date the Option is granted; or

c.	not traded, the Board of Directors of the Bank shall consider any factor or factors that it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.
The Board may not reduce the exercise price of any Option after it is awarded, except adjustments permitted by Section 8, nor may the Board agree to exchange a new lower-priced Option for an outstanding higher-priced Option.
7. Term of Options.
     The term of each Option granted under this Plan shall be ten years from the date of the grant unless a shorter term is specifically determined by the Board at the time of grant and set forth in any memorandum of Option or agreement evidencing the Option.

8. Recapitalization.
     In the event of any change in the outstanding Common Stock of the Bank by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the option price under such agreements shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Bank and the benefits to the holders of such Options. Adjustments under this Section shall be made by the Plan Administrator, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.
9. Transfer of Options.
     An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder.
10. Method of Exercise.
     An Option may be exercised upon written notice of exercise delivered to the Bank. The exercise price shall be paid in cash. An Option may be exercised for any lesser number of shares than the full amount for which it could be exercised, and any partial exercise shall not affect the right to exercise the Option for the remaining shares.
11. Termination.
     An Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan or such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.
12. Amendment.
     The Board may at any time suspend, amend, or terminate this Plan. The Plan Administrator may make such modifications of the terms and conditions of a holder’s Option as it shall deem advisable. No Option may be granted during any suspension of this Plan or after such termination. Notwithstanding the foregoing, no action may be taken that would materially impair any rights under any outstanding Option without the consent of the holder of the Option.
     In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants, including to permit one person to receive Options to purchase forty percent (40%) or more of the shares authorized under this Plan or to permit a director who is also an employee of the Bank to receive Options to purchase shares under this

Plan; (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 10 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of the Bank’s capital stock and the Commissioner in the manner required by Chapter 53 of the North Carolina General Statutes.
13. Indemnification of Board or Committee.
     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall to the fullest extent permitted by law, be indemnified by the Bank against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.
14. Compliance with Securities Laws and Other Requirements.
     No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Bank shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Chapter 53 of the North Carolina General Statutes and the regulations of the North Carolina Banking Commission thereunder, the regulations of the Federal Deposit Insurance Corporation, the North Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.
     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.
15. Duration of Plan.
     Unless previously terminated by the Board, this Plan shall terminate at the close of business the tenth anniversary of the Effective Date, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.

Exhibit A
Schedule of Incorporating Directors
Director
David M. Bishop
Larry W. Carroll
Michael D. Evans
E. Hooper Hardison, Jr.
Averill C. Harkey
Thomas B. Henson
Anne S. Leggett
Steven W. Luquire
Joseph J. Mark, Jr.
Bailey W. Patrick
Shawn P. Quillin, M.D.
J. Carlton Showalter, Jr.
William B. Webb, Jr.

FORM OF
PARK STERLING BANK
STOCK OPTION AGREEMENT
(2006 STOCK OPTION PLAN FOR DIRECTORS)
(TYPE 1 OPTIONS)
     THIS AGREEMENT, made effective as of the _____ day of ________, 20__ (the “Grant Date”), by and between Park Sterling Bank (the “Bank”), and ___________________ (the “Holder”).
     WHEREAS, the Bank has adopted, and its stockholders and the Commissioner have approved, the 2006 Stock Option Plan for Directors (the “Plan”); and
     WHEREAS, Section 5(b) of the Plan provides for the award of Type 1 Options to non-employee directors of the Bank; and
     WHEREAS, the Holder and the Bank are entering into this Agreement to memorialize the terms and conditions of Options awarded to the Holder pursuant to the Plan;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option. Pursuant to Section 5(b) of the Plan, the Bank hereby grants to the Holder an option (the “Option”) to purchase all or any part of an aggregate of ____ shares of Common Stock (the “Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Exercise Price. The price at which the Holder shall be entitled to purchase Shares upon the exercise of the Option shall be $ __.__ per share.
     3. Duration of Option. Subject to the terms of the Plan, the Option shall remain exercisable for [select one]:
☐ ten years after the Grant Date;
☐ other (specify; may be no later than ten years after the Grant Date):

     4. Vesting and Exercisability of Option. Subject to the terms of the Plan, the Option shall vest and be exercisable [select one]
☐ on each anniversary of the Grant Date in increments of one-third (1/3) of the total number of shares purchasable under the Option until the Option is fully exercisable (i.e., on the third anniversary of the Grant Date);
☐ other (specify, must be no more accelerated than 1/3 per year):

     5. Acceleration of Vesting upon Change in Control. (select one)
☐ In the event of a “change in control,” the Option shall become fully exercisable and vested to the full extent of the original grant.
☐ A “change in control” shall not affect the exercisability or vesting of the Option.
     6. Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.
     7. No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Option until the date of issuance by the Bank of a certificate for such shares pursuant to the exercise of the Option.
     8. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including Section 5(f) providing for the forfeiture of the Option upon specified circumstances. A determination of the Plan Administrator as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Plan Administrator may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.
     9. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     10. Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     11. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably

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submits to the jurisdiction of the state and federal courts sitting in Mecklenburg County, State of North Carolina, for the adjudication of any dispute hereunder.
     12. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Bank. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Bank under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.
     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and the Holder effective as of the date and year first written above.

PARK STERLING BANK
By:
Title:

[Holder]

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FORM OF
PARK STERLING BANK
STOCK OPTION AGREEMENT
(2006 STOCK OPTION PLAN FOR DIRECTORS)
(TYPE 2 OPTIONS)
     THIS AGREEMENT, made effective as of the _____ day of ________, 2006 (the “Grant Date”), by and between Park Sterling Bank (the “Bank”), and ___________________ (the “Holder”).
     WHEREAS, the Bank has adopted, and its stockholders and the Commissioner have approved, the 2006 Stock Option Plan for Directors (the “Plan”); and
     WHEREAS, Section 5(a) of the Plan provides for the award of Type 2 Options to incorporating directors of the Bank; and
     WHEREAS, the Holder and the Bank are entering into this Agreement to memorialize the terms and conditions of Options awarded to the Holder pursuant to the Plan;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option. Pursuant to Section 5(a) of the Plan, the Bank hereby grants to the Holder an option (the “Option”) to purchase all or any part of an aggregate of 10,000 shares of Common Stock (the “Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Exercise Price. The price at which the Holder shall be entitled to purchase Shares upon the exercise of the Option shall be $ __.__ per share.
     3. Duration of Option. Subject to the terms of the Plan, the Option shall remain exercisable for ten years after the Grant Date.
     4. Vesting and Exercisability of Option. The Option shall vest and be exercisable in full immediately.
     5. Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.
     6. No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Option until the date of issuance by the Bank of a certificate for such shares pursuant to the exercise of the Option.

     7. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including Section 5(f) providing for the forfeiture of the Option upon specified circumstances. A determination of the Plan Administrator as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Plan Administrator may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.
     8. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     9. Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     10. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Mecklenburg County, State of North Carolina, for the adjudication of any dispute hereunder.
     11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Bank. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Bank under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.
     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and the Holder effective as of the date and year first written above.

PARK STERLING BANK
By:
Title:

[Holder]

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